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[KPMG Letterhead]

                                                                    Exhibit 23.2



                           CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Imatron, Inc.:


We consent to the use of our report incorporated by reference in the Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-72566) on Form S-4 of General Electric Company, which report dated January 30, 2001 relates to the consolidated balance sheets of Imatron, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000 and appears in the December 31, 2000 annual report on Form 10-K (as amended by Form 10-K/A filed on March 30,
2001) of Imatron, Inc.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                           /s/ KPMG LLP

San Francisco, California
November 13, 2001